Exhibit 99.1
Energy Vault Reports Fourth Quarter and Full Year 2024 Financial Results

Contract Revenue backlog increased 90% to $660 million from prior quarter of $350 million, more than quadrupling on a year-over-year basis, reflecting strength in Australia and new US IPP and utility customers and acceleration of asset ownership with long-term offtake agreements
Strong growth in Australia in executing on over 2.6 GWh of projects, including the recently announced agreement to acquire the 1.0GWh Stoney Creek BESS from Enervest in New South Wales
Developed Pipeline of $2.1 billion remains robust inclusive downward adjustments for prevailing battery prices, tariffs, foreign exchange rates revenue converting into backlog
Q4 2024 revenue of $33.5 million principally associated with US storage equipment deliveries; full-year 2024 revenue of $46.2 million reflects the lower lithium-ion battery pricing and the Company choosing to retain ~$100 million in projects on its balance sheet with long-term tolling and offtake agreements which are expected to have high margin 80%+ EBITDA streams going forward once completed
Q4 2024 GAAP gross margin of 7.7% doubled versus the 3.4% a year ago reflecting mix of hardware deliveries in the quarter; Full Year 2024 GAAP Gross Margins of 13.4% improved significantly versus the 5.1% recorded a year ago reflecting strong execution and supply chain efficiency
Project financing for the Calistoga Green Hydrogen project for PG&E received a binding funding commitment earlier in March inclusive of the tax credit with expected closure in April 2025, returning ~$28 million to the balance sheet. Calistoga achieved mechanical completion and is now under commissioning of the system with full operation expected in Q2
Q4 2024 Cash finished at $30 million with no debt and no utilization of the ATM mechanism as project investments continued; cash is expected to grow as the project financings underway reach completion in the coming months
Six projects totaling 840MW of power under Energy Vault’s asset portfolio and decision control, a 3x increase in total megawatts in the last 6 months, are expected to come online over the next 18-24 months, and expected to generate ~ $2 billion in long-term, recurring revenue and profitable cash streams
Reductions in operating expense and infrastructure over the last year reflect increased focus on portfolio optimization toward near term and secure growth opportunities; cost optimization initiatives will continue in 2025 focused on accreditive and cash generative projects as well as resource allocation to critical and near-term milestone-based initiatives
2025 business outlook reflects, growth in Australia and the US market which are expected to result in a 4-6x increase in revenue to $200 to $300 million versus 2024, which reflects the downward impact of (1) the conversion of “build and transfer” revenue projects to “own and operate” assets with 10-15 year tolling/merchant revenue (estimated ~$150 million impact) and (2) the continued downward trend in global lithium-ion battery prices and increased tariffs in the U.S. (estimated ~$75 million impact).

WESTLAKE VILLAGE, Calif., March 17th, 2025 – Energy Vault Holdings, Inc. (NYSE: NRGV) (“Energy Vault” or “the Company”), a leader in sustainable, grid-scale energy storage solutions, announced financial results for the fourth quarter and full-year ended December 31, 2024.
“2024 represented a transition year for Energy Vault as we delivered strongly on all customer project commitments while executing our planned ‘own and operate’ strategy, building out and holding energy asset infrastructure on our balance sheet that we anticipate will have long term, predictable and highly profitable cash flow streams. The 4x year-over-year growth in our bookings backlog to $660 million, up 90% since last quarter, is a powerful data point in our growth trajectory and future revenue, beginning this year and into the future with the strong momentum in long-term storage infrastructure asset ownership,” said Robert Piconi, Chairman and CEO of Energy Vault. “With 6 owned projects in our decision control representing over 840 MW of power and significant expected long-term revenue, we are building a strong energy asset infrastructure complemented by our storage software and technology business.”
Fourth Quarter and Full Year 2024 Financial Highlights
•Revenue backlog of $660 million more than quadrupled year-over-year and increased 90% quarter-over-quarter (net of $33.5 million in recognized revenue in Q4’24), reflecting multiple new third-party bookings and expansion of the own & operate portfolio
•Developed Pipeline of $2.1 billion and 9.4GWh includes an attractive mix of new opportunities across multiple geographies, adjusted for prevailing battery prices, tariffs and foreign exchange rates
•Q4 2024 revenue of $33.5 million principally associated with Jupiter’s St Gall 2 equipment delivery; full-year 2024 revenue of $46.2 million was 7% below the low end of the guidance range due to declining battery prices and timing of revenue recognition associated with battery projects in Australia and gravity license revenue and the ~$100 million in foregone project revenue as those assets have been retained on the company’s balance sheet
•Q4 2024 GAAP gross margin of 7.7% improved versus the 3.4% a year ago, but was impacted by unfavorable revenue mix on equipment deliveries; 2024 GAAP Gross Margins of 13.4% improved notably versus the 5.1% recorded a year ago, but fell slightly below the low-end of the guidance range due to the timing of gravity license revenue
•Q4 2024 GAAP operating expenses of $53.0 million and adjusted operating expense of $16.1 million; Q4 2024 adjusted operating expense improved 15% year-over-year. Full-year 2024 GAAP operating expenses of $136.2 million and adjusted operating expenses of $64.5 million; full-year 2024 adjusted operating expense, improved 19% year-over-year from $79.5 million a year ago
•Q4 2024 GAAP net loss of $(61.8) million reflecting the lower quarterly revenue recognition, an increase in the provision for credit losses, and a write-down of an investment, partially offset by lower cash operating expenses year-over-year. Full-year 2024 GAAP net loss of $(135.8) million reflecting the lower annual revenue recognition, an increase in the provision for credit losses, and a write-down of an investment, partially offset by better gross margin % and lower cash operating expenses versus the prior year
•Q4 2024 Adjusted EBITDA improved year-over-year to a loss of $(13.4) million from an Adjusted EBITDA loss of $(14.9) million a year ago despite weaker revenue due to company-wide reorganization and cost-side initiatives implemented during the year; full-year 2024 Adjusted EBITDA improved modestly year-over-year to a loss of $(57.9) million (within the guidance range of a loss of between $45 million and $60 million) and versus an Adjusted EBITDA loss of $(62.0) million a year ago, despite weaker revenue due to company-wide reorganization and cost-side initiatives implemented during the year
•Total cash and cash equivalents of $30.1 million and no debt on the balance sheet as of December 31, 2024, from $145.6 million the prior year, of which the restricted portion declined to $3.0 million as of December 31, 2024 from $36 million the prior year. The Company reported $(58.7) million of cash used in investing activities, primarily related to construction in progress on owned projects during the year

Operating and Other Highlights
•Continued traction in Australia, including the recently announced 100MW / 200MWh Horsham project in Victoria and the 125MW / 1GWh Stoney Creek project in New South Wales (for 2.6GWh in projects under construction or in development). The recently signed and announced agreement to purchase the Stoney Creek project advances our build-own-operate strategy.
•Investor and Analyst Tour of 8.5MW / 293MWh ultra-long duration green hydrogen project in Calistoga held in January; project expected to commence in Q2 2025 for ‘fire season’ from June to November, following site acceptance and standard state and regulatory approvals.
•Management is pursuing project financing and monetization of associated tax credit for the Cross Trails 57MW / 114MWh project but has yet to finalize that process.
•Energy Vault and Carbosulcis announced plans for a100MW hybrid gravity energy storage project called Miniera di Energia to accelerate carbon free Technology Hub at Italy’s largest coal mining site in Sardinia with notice to proceed expected in 2026 this unique solution leverages Energy Vault EV0TM gravity technology through a “modular pumped hydro” application
•Filing extension for annual report on form 10-K to allow additional time to complete financial statement preparation and analysis due to a pending transaction which could affect the subsequent events footnote
Business Outlook
•2025 revenue outlook reflects acceleration of the Company’s own & operate strategy and continued growth across Australia, offset by sharp anticipated reduction in global lithium-ion battery prices and increased tariffs in the U.S.
•Anticipated 2025 revenue of $200-300 million reflects the current revenue backlog along with contracts in late-stage negotiation and adjusted for the impact from the ~40% decline in prevailing lithium-ion battery prices on third-party EPC and EEQ work; Revenue excludes an estimated ~$150 million in recognition from new majority owned projects under development versus recognized as third-party EPC/EEQ revenue
•Reductions in operating expense and infrastructure the last year reflect increased focus on portfolio optimization toward near term and secure growth opportunities; cost optimization initiatives will continue in 2025 focused on accreditive and cash generative projects as well as resource allocation to critical and near-term milestone-based initiatives
Conference Call Information
Energy Vault will host a conference call today, March 17, 2025 at 4:30 PM ET to discuss the results, followed by a Q&A session. A live webcast of the call can be accessed at https://investors.energyvault.com/events-and-presentations/events. To access the call, participants may dial 1-877-704-4453, international callers may use 1-201-389-0920, and request to join the Energy Vault earnings call. A telephonic replay will be available shortly after the conclusion of the call and until March 26, 2025. Participants may access the replay at 1-844-512-2921; international callers may use 1-412-317-6671 and enter access code 13743330. The call will also be available for replay via webcast link on the Investors portion of the Energy Vault website at https://www.energyvault.com/.
About Energy Vault
Energy Vault® develops and deploys utility-scale energy storage solutions designed to transform the world's approach to sustainable energy storage. The Company's comprehensive offerings include proprietary gravity-based storage, battery storage, and green hydrogen energy storage technologies. Each storage solution is supported by the Company’s hardware technology-agnostic energy management system software and integration platform. Unique to the industry, Energy Vault’s innovative technology portfolio delivers customized short-and-long-duration energy storage solutions to help utilities, independent power producers, and large industrial energy users significantly reduce levelized energy costs while maintaining power reliability. Utilizing eco-friendly materials with the ability to integrate waste materials for beneficial reuse, Energy Vault’s EVx™ gravity-based energy storage technology is facilitating the shift to a circular economy while accelerating the global clean energy transition for its customers. Please visit www.energyvault.com for more information.

Non- GAAP measures
Energy Vault has provided a reconciliation of net loss to adjusted EBITDA, with net loss being the most directly comparable GAAP measure, for the historical periods in this press release. Additionally, Energy Vault has provided a reconciliation of operating expenses to adjusted operating expenses. A reconciliation of projected non-GAAP measures has not been provided because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of the amount of future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort.
Forward-Looking Statements
This press release includes forward-looking statements that reflect the Company’s current views with respect to, among other things, the Company’s operations and financial performance. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “targets,” “projections,” “should,” “could,” “would,” “may,” “might,” “will” and other similar expressions. We base these forward-looking statements or projections on our current expectations, plans, and assumptions, which we have made in light of our experience in our industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at the time. These forward-looking statements are based on our beliefs, assumptions, and expectations of future performance, taking into account the information currently available to us. These forward-looking statements are only predictions based upon our current expectations and projections about future events. These forward-looking statements involve significant risks and uncertainties that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including failure to close the Calistoga project financing or the monetization of any expected tax credits, changes in our strategy, expansion plans, customer opportunities, future operations, future financial position, estimated revenues and losses, projected costs, prospects and plans; the uncertainly of our awards, bookings and backlogs equating to future revenue; the lack of assurance that non-binding letters of intent and other indication of interest can result in binding orders or sales; the possibility of our products to be or alleged to be defective or experience other failures; the implementation, market acceptance and success of our business model and growth strategy; our ability to develop and maintain our brand and reputation; developments and projections relating to our business, our competitors, and industry; the ability of our suppliers to deliver necessary components or raw materials for construction of our energy storage systems in a timely manner; the impact of health epidemics, on our business and the actions we may take in response thereto; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; expectations regarding the time during which we will be an emerging growth company under the JOBS Act; our future capital requirements and sources and uses of cash; the international nature of our operations and the impact of war or other hostilities on our business and global markets; our ability to obtain funding for our operations and future growth; our business, expansion plans and opportunities and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 12, 2024, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and is expressly qualified in its entirety by the cautionary statements included in this press release. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws. You should not place undue reliance on our forward-looking statements.

ENERGY VAULT HOLDINGS, INC.

Condensed Consolidated Balance Sheets
(In thousands, except par value)
(Unaudited)

	December 31,
	2024	2023
Assets
Current Assets
Cash and cash equivalents	$27,091	$109,923
Restricted cash, current portion	990	35,632
Accounts receivable	14,565	27,189
Contract assets	6,798	84,873
Inventory	107	415
Customer financing receivable, current portion	2,148	2,625
Advances to suppliers	10,678	8,294
Investments, current portion	2,933	—
Assets held for sale	—	6,111
Prepaid expenses and other current assets	3,595	4,520
Total current assets	68,905	279,582
Property and equipment, net	99,493	31,043
Intangible assets	4,538	1,786
Operating lease right-of-use assets	1,206	1,700
Customer financing receivable, long-term portion	3,329	6,698
Investments, long-term portion	3,270	17,295
Restricted cash, long-term portion	1,992	—
Other assets	1,156	2,649
Total Assets	$183,889	$340,753
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$20,250	$21,165
Accrued expenses	24,968	85,042
Contract liabilities, current portion	8,938	4,923
Lease liabilities, current portion	499	724
Total current liabilities	54,655	111,854
Deferred pension obligation	2,044	1,491
Contract liabilities, long-term portion	—	1,500
Other long-term liabilities	934	2,115
Total liabilities	57,633	116,960
Commitments and contingencies
Stockholders’ Equity
Preferred stock, $0.0001 par value; 5,000 shares authorized, none issued	—	—
Common stock, $0.0001 par value; 500,000 shares authorized, 153,206 issued and outstanding at December 31, 2024 and 146,577 at December 31, 2023	15	15
Additional paid-in capital	512,022	473,271
Accumulated deficit	(383,822)	(248,072)
Accumulated other comprehensive loss	(1,896)	(1,421)
Non-controlling interest	(63)	—
Total stockholders’ equity	126,256	223,793
Total Liabilities and Stockholders’ Equity	$183,889	$340,753

ENERGY VAULT HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Loss
(In thousands except, per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$33,471	$118,236	$46,199	$341,543
Cost of revenue	30,884	114,219	40,012	324,012
Gross profit	2,587	4,017	6,187	17,531
Operating expenses:
Sales and marketing	2,461	4,601	15,839	18,210
Research and development	6,378	7,552	25,999	37,104
General and administrative	16,373	15,924	62,971	67,910
Provision (benefit) for credit losses	27,766	(86)	29,980	150
Depreciation and amortization	233	223	1,058	893
Loss (gain) on impairment and sale of long-lived assets	(215)	—	336	—
Total operating expenses	52,996	28,214	136,183	124,267
Loss from operations	(50,409)	(24,197)	(129,996)	(106,736)
Other income (expense):
Interest expense	(34)	(16)	(123)	(35)
Interest income	526	2,003	5,537	8,152
Impairment of equity securities	(11,730)	—	(11,730)	—
Other income (expense), net	(145)	86	566	(173)
Loss before income taxes	(61,792)	(22,124)	(135,746)	(98,792)
Provision (benefit) for income taxes	67	48	67	(349)
Net loss	(61,859)	(22,172)	(135,813)	(98,443)
Net loss attributable to non-controlling interest	(29)	—	(63)	—
Net loss attributable to Energy Vault Holdings, Inc.	$(61,830)	$(22,172)	$(135,750)	$(98,443)

Net loss per share — basic and diluted	$(0.43)	$(0.15)	$(0.91)	$(0.69)
Weighted average shares outstanding — basic and diluted	145,299	145,299	149,846	142,851

Other comprehensive loss — net of tax
Actuarial loss on pension	$(225)	$(335)	$(640)	$(519)
Foreign currency translation gain (loss)	(81)	(222)	165	(14)
Total other comprehensive loss attributable to Energy Vault Holdings, Inc.	(306)	(557)	(475)	(533)
Total comprehensive loss attributable to Energy Vault Holdings, Inc.	$(62,136)	$(22,729)	$(136,225)	$(98,976)

ENERGY VAULT HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended December 31,
	2024	2023
Cash Flows From Operating Activities
Net loss	$(135,813)	$(98,443)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	1,058	893
Non-cash interest income	(1,447)	(1,410)
Stock-based compensation expense	38,709	43,097
Loss on impairment and sale of long-lived assets	336	—
Impairment of equity securities	11,730	—
Change in fair value of derivative asset	1,025	—
Provision for credit losses	29,980	150
Foreign exchange losses	300	222
Change in operating assets	63,308	(17,691)
Change in operating liabilities	(65,046)	(19,473)
Net cash used in operating activities	(55,860)	(92,655)
Cash Flows From Investing Activities
Proceeds from sale of property and equipment	447	—
Purchase of property and equipment	(58,853)	(30,431)
Issuance of note	(330)	—
Purchase of property and equipment held for sale	—	(6,111)
Purchase of equity securities	—	(6,000)
Net cash used in investing activities	(58,736)	(42,542)
Cash Flows From Financing Activities
Proceeds from exercise of stock options	42	224
Proceeds from insurance premium financing	2,745	1,250
Payment of taxes related to net settlement of equity awards	(408)	(6,017)
Repayment of insurance premium financing	(2,446)	(892)
Payment of finance lease obligations	(185)	(47)
Net cash used in financing activities	(252)	(5,482)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(634)	52
Net decrease in cash, cash equivalents, and restricted cash	(115,482)	(140,627)
Cash, cash equivalents, and restricted cash – beginning of the period	145,555	286,182
Cash, cash equivalents, and restricted cash – end of the period	30,073	145,555
Less: Restricted cash at end of period	2,982	35,632
Cash and cash equivalents - end of period	$27,091	$109,923

Supplemental Disclosures of Cash Flow Information:
Income taxes paid	$52	$46
Cash paid for interest	123	35
Supplemental Disclosures of Non-Cash Investing and Financing Information:
Actuarial loss on pension	(640)	(519)
Property and equipment financed through accounts payable and accrued expenses	6,400	5,051
Assets acquired on finance lease	60	108

Non-GAAP Financial Measures (Unaudited)
To complement our consolidated statements of operations and comprehensive loss, we use non-GAAP financial measures of adjusted selling and marketing (“S&M”) expenses, adjusted research and development (“R&D”) expenses, adjusted general and administrative (“G&A”) expenses, and adjusted EBITDA. Management believes that these non-GAAP financial measures complement our GAAP amounts and such measures are useful to securities analysts and investors to evaluate our ongoing results of operations when considered alongside our GAAP measures. The presentation of these non-GAAP measures is not meant to be considered in isolation or as an alternative to net loss as an indicator of our performance.
Beginning September 30, 2024, provision for credit losses has been treated as a non-GAAP adjustment. This change reflects management’s view that this item does not accurately reflect ongoing operational performance. Prior periods have been adjusted to conform to this new presentation.
The following table provides a reconciliation from GAAP S&M expenses to non-GAAP adjusted S&M expenses (amounts in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)
S&M expenses (GAAP)	$2,461	$4,601	$15,839	$18,210
Non-GAAP adjustments:
Stock-based compensation expense	871	1,666	6,162	7,143
Reorganization expenses	—	84	288	84
Adjusted S&M expenses (non-GAAP)	$1,590	$2,851	$9,389	$10,983
The following table provides a reconciliation from GAAP R&D expenses to non-GAAP adjusted R&D expenses (amounts in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)
R&D expenses (GAAP)	$6,378	$7,552	$25,999	$37,104
Non-GAAP adjustments:
Stock-based compensation expense	2,166	1,225	8,693	10,057
Reorganization expenses	20	182	523	182
Adjusted R&D expenses (non-GAAP)	$4,192	$6,145	$16,783	$26,865
The following table provides a reconciliation from GAAP G&A expenses to non-GAAP adjusted G&A expenses (amounts in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)
G&A expenses (GAAP)	$16,373	$15,924	$62,971	$67,910
Non-GAAP adjustments:
Stock-based compensation expense	6,236	5,683	23,854	25,897
Reorganization expenses	(147)	318	748	318
Adjusted G&A expenses (non-GAAP)	$10,284	$9,923	$38,369	$41,695

The following table provides a reconciliation from GAAP operating expenses to non-GAAP operating expenses (amounts in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)
Operating expenses (GAAP)	$52,996	$28,214	$136,183	$124,267
Non-GAAP adjustments:
Depreciation and amortization	233	223	1,058	893
Stock-based compensation expense	9,273	8,574	38,709	43,097
Provision (benefit) for credit losses	27,766	(86)	29,980	150
Reorganization expenses	(127)	584	1,559	584
(Gain) loss on impairment and sale of long-lived assets	(215)	—	336	—
Adjusted operating expenses (non-GAAP)	$16,066	$18,919	$64,541	$79,543

The following table provides a reconciliation from non-GAAP adjusted EBITDA to GAAP net loss, the most directly comparable GAAP measure (amounts in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)
Net loss attributable to Energy Vault Holdings, Inc. (GAAP)	$(61,830)	$(22,172)	$(135,750)	$(98,443)
Non-GAAP adjustments:
Interest income, net	(492)	(1,986)	(5,413)	(8,117)
Provision for income taxes	67	48	67	(349)
Depreciation and amortization	233	223	1,058	893
Stock-based compensation expense	9,273	8,574	38,709	43,097
Impairment of equity securities	11,730	—	11,730	—
Provision (benefit) for credit losses	27,766	(86)	29,980	150
Reorganization expenses	(127)	584	1,559	584
Gain on derecognition of contract liability	—	—	(1,500)	—
(Gain) loss on impairment and sale of long-lived assets	(215)	—	336	—
Change in fair value of derivative asset — conversion option	205	—	1,025	—
Foreign exchange (gains) and losses	(1)	(86)	300	222
Adjusted EBITDA (non-GAAP)	$(13,391)	$(14,901)	$(57,899)	$(61,963)
We present adjusted EBITDA, which is net loss excluding adjustments that are outlined in the quantitative reconciliation provided above, as a supplemental measure of our performance and because we believe this measure is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. The adjusted EBITDA measure excludes the financial impact of items management does not consider in assessing our ongoing operating performance, and thereby facilitates review of our operating performance on a period-to-period basis.
In evaluating adjusted EBITDA, one should be aware that in the future we may incur expenses similar to the adjustments noted above. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments. Adjusted EBITDA is not a measurement of our financial performance under

GAAP and should not be considered as an alternative to net loss, operating loss, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
Our adjusted EBITDA measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•it does not reflect our cash expenditures, future requirements for capital expenditures, or contractual commitments;
•it does not reflect changes in, or cash requirements for, our working capital needs;
•it does not reflect stock-based compensation, which is an ongoing expense;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our adjusted EBITDA measure does not reflect any cash requirements for such replacements;
•it is not adjusted for all non-cash income or expense items that are reflected in our condensed consolidated statements of cash flows;
•it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;
•it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and
•other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to use to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using adjusted EBITDA only supplementally.

Contacts

Investors:
energyvaultIR@icrinc.com

Media:
media@energyvault.com